EXHIBIT 99.1

Educational Development Corporation Announces New Paycheck Protection Loan

TULSA, Okla., April 16, 2020 (GLOBE NEWSWIRE) -- Educational Development Corporation (“EDC”, or the “Company”) (NASDAQ: EDUC) (http://www.edcpub.com) today reports entering into a Loan pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security (CARES) Act .

Randall White, CEO of Educational Development Corporation, announced the Company received a $1.44 million dollar loan under the Paycheck Protection Program.

Per Mr. White, “Our Company received a $1.44 million dollar loan under the Paycheck Protection Program.  This loan program provides paycheck protection for our employees from the economic impact to our business due to the COVID-19 virus.  Our Publishing Division, which sells our books to bookstores (including major national chains), toy stores, specialty stores, museums and other retail outlets throughout the country, has been significantly impacted from the 'Stay at Home' orders across the majority of states in the country.   In addition, our UBAM Division's School and Library and Book Fair sales have also been significantly impacted by school closures across the country.”

Mr. White continued, “However, while certain areas of our business have been negatively impacted, we have also recently experienced an increase in the demand for our products sold through our UBAM Division that are delivered directly to the customer.  Furthermore, our UBAM Division's sales 'direct to our customers' has historically been our largest sales channel.  With the thousands and thousands of parents at home with their children, the need for educational children's books and boredom-busting activities, like books and puzzles, has dramatically increased.”

Per Mr. White, “While we are uncertain of the overall combined impact on the quarter, we remain optimistic and are extremely grateful that our business is considered 'essential' for customers and the economy.  We are receiving and shipping orders every day which allows us to pay our employees and the thousands of individual consultants that sell our products.”

Mr. White concluded, “We expect a significant portion of the $1.44 million dollar loan under the Paycheck Protection Program will be deemed eligible for forgiveness.  This loan, while critical for maintaining our current levels of employment, does not prevent us from continuing our practice of paying quarterly dividends, which is important to all of our shareholders.”

About Educational Development Corporation (EDC)

EDC is a publishing company specializing in books for children.  EDC is the exclusive United States trade co-publisher of the line of educational children’s books produced in the United Kingdom by Usborne Publishing Limited (“Usborne”) and we also exclusively publish books through our ownership of Kane Miller Book Publisher (“Kane Miller”); both international award-winning publishers of children’s books.  EDC’s current catalog contains over 2,000 titles, with new additions semi-annually.  Both Usborne and Kane Miller products are sold via 4,000 retail outlets and by independent consultants, who hold book showings in individual homes, through social media, book fairs with school and public libraries, direct and internet sales.

Contact:
            Educational Development Corporation
            Randall White, (918) 622-4522

Cautionary Statement for the Purpose of the “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995.

The information discussed in this Press Release includes “forward-looking statements.” These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and we can give no assurance that such expectations or assumptions will be achieved.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, our success in recruiting and retaining new consultants, our ability to locate and procure desired books, our ability to ship the volume of orders that are received without creating backlogs, our ability to obtain adequate financing for working capital and capital expenditures, economic and competitive conditions, regulatory changes and other uncertainties, as well as those factors discussed in our Annual Report on Form 10-K for the year ended February 28, 2019, all of which are difficult to predict.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in our Annual Report on Form 10-K for the year ended February 28, 2019 and speak only as of the date of this Press Release.  Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.